Exhibit 10.11

FIFTH AMENDMENT TO
SAN JOSE WATER COMPANY
EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN
(Restated May 1, 2003)

Exhibit A to San Jose Water Company’s Executive Supplemental Retirement Plan is amended to add paragraphs (i) and (j) which shall read in full as follows:

(i)            If Richard Balocco retires before February 28, 2007, then the benefit to which he is entitled under Sections 3.1 and 3.2 of the Plan shall be calculated with an additional two and one half years of age credit.

(j)             If Richard Pardini retires June 15, 2007, then the benefit to which he is entitled under Sections 3.1 and 3.2 of the Plan shall be calculated with an additional three years of service credit.

Dated:  January 25, 2007